As filed with the Securities and Exchange Commission on March 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENCORE WIRE CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	75-2274963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1329 Millwood Road

McKinney, Texas 75069

(972) 562-9473

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel L. Jones

President and Chief Executive Officer

Encore Wire Corporation

1329 Millwood Road

McKinney, Texas 75069

(972) 562-9473

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ann Marie Cowdrey

Jesse E. Betts

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.01 per share	4,086,750	$117,616,665	$13,479

(1)	Including an indeterminate number of shares which may be issued by Encore Wire Corporation. (the “Registrant”) with respect to such shares of common stock in connection with a stock dividend, stock split or a stock combination, recapitalization, merger consolidation or otherwise.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low per share prices of common stock of the Registrant as reported on NASDAQ on March 2, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer of sale of the securities is not permitted.

Subject to Completion dated March 7, 2012

PROSPECTUS

4,086,750 Shares

Common Stock

This prospectus relates to the offer and sale from time to time of up to 4,086,750 shares of Encore Wire Corporation common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are filing the registration statement pursuant to the terms of a registration rights agreement with the selling stockholders as further described in this prospectus. The registration rights agreement contains restrictions on the selling stockholders’ sale of common stock under this prospectus in certain circumstances. Subject to these restrictions, we cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.

Our common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “WIRE.” The last reported sale price of the common stock on March 6, 2012 was $28.60 per share.

Encore Wire Corporation is a Delaware corporation with its principal executive offices located at 1329 Millwood Road, McKinney, Texas 75069, telephone number (972) 562-9473.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus for a discussion of the risks that you should consider before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2012.

You should rely only on the information contained in this prospectus. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation by Reference,” before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Encore Wire Corporation, a Delaware corporation, together with its consolidated subsidiaries.

ENCORE WIRE CORPORATION

We are a low-cost manufacturer of electrical building wire and cable. We are a significant supplier of building wire for interior electrical wiring in commercial and industrial buildings, homes, apartments, and manufactured housing.

Our principal customers for our wire are wholesale electrical distributors, who sell building wire and a variety of other products to electrical contractors. We sell our products primarily through independent manufacturers’ representatives located throughout the United States and, to a lesser extent, through our own direct in-house marketing efforts.

Our strategy is to further expand our share of the markets for building wire primarily by emphasizing a high level of customer service and low-cost production and the addition of new products that complement our current product line. We maintain product inventory levels sufficient to meet anticipated customer demand and believe that the speed and completeness with which we fill customer orders are key competitive advantages critical to marketing its products. Our low-cost production capability features an efficient plant design incorporating highly automated manufacturing equipment, an integrated production process and an incentivized work force.

Encore Wire Corporation is a Delaware corporation with its principal executive offices located at 1329 Millwood Road, McKinney, Texas 75069, telephone number (972) 562-9473.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the factors discussed under “Item 1A. Risk Factors” contained in our Annual Report filed on Form 10-K for the year ended December 31, 2011, which are incorporated herein by reference, as well as other information contained or incorporated by reference in this prospectus. Each of these risks could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. Among the key factors that may have a direct bearing on the Company’s operating results and stock price are:

•	Fluctuations in the global and national economy.

•	Fluctuations in the level of activity in the construction and remodeling industries.

•	Demand for the Company’s products.

•	The impact of price competition on the Company’s margins.

•	Fluctuations in the price of copper and other key raw materials.

•	The loss of key manufacturers’ representatives who sell the Company’s product line.

•	Fluctuations in utility costs, especially electricity and natural gas.

•	Fluctuations in insurance costs of various types.

•	Weather related disasters at the Company’s and/or key vendor’s operating facilities.

•	Stock price fluctuations due to “stock market expectations.”

•	Unforeseen future legal issues and/or government regulatory changes.

•	Patent and intellectual property disputes.

•	Fluctuations in the Company’s financial position or national banking issues that impede the Company’s ability to obtain reasonable financing.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from any sales of shares of our common stock from time to time by any selling stockholder named in this prospectus or in a prospectus supplement. The proceeds from the offering are solely for the account of the selling stockholders.

SELLING STOCKHOLDERS

Up to 4,086,750 shares of our common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of our common stock being registered, subject to the terms and conditions of a registration rights agreement described in “Material Relationships with the Selling Stockholders – Registration Rights Agreement.” Subject to the restrictions on resale set forth in the registration rights agreement, we do not know when or in what amounts the selling stockholders may offer shares for sale. When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below.

The table below sets forth the name of each selling stockholder and the number of shares of our common stock that each selling stockholder may offer pursuant to this prospectus, from time to time, as of March 7, 2012. William R. Thomas III and John H. Wilson are members of our board of directors and are affiliated with the selling stockholders. Mr. Thomas is an officer of Capital Southwest Corporation and has been employed by Capital Southwest Corporation since July 2006. Mr. Thomas also owns greater than 5% of the equity securities of Capital Southwest Corporation. Mr. Wilson has served as a director of Capital Southwest Corporation since 1988. Capital Southwest Venture Corporation is a wholly-owned subsidiary of Capital Southwest Corporation. For more information on material relationships between the selling stockholders and us, see “Material Relationships with the Selling Stockholders.” The information presented regarding the selling stockholders is based, in part, upon information provided to us by the selling stockholders.

The following table has been prepared assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their shares of our common stock. In addition, information about the selling stockholders may change over time. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Any changed or new information given to us by the selling security holders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission, or the Commission, and generally includes voting or investment power over securities. To our knowledge, both selling stockholders named in the table below have sole voting and investment power with respect to their shares of common stock. The percentage of beneficial ownership set forth in the table below is based on 23,427,802 shares of common stock outstanding as of March 7, 2012.

	Beneficial Ownership Prior to Resale Offering		Shares Offered Pursuant to this Prospectus (Maximum Number That May Be Sold)	Beneficial Ownership After Resale Offering (1)
Selling Stockholder	Shares of Common Stock (2)	Percentage of Common Stock	Shares of Common Stock (2)	Shares of Common Stock	Percentage of Common Stock

Capital Southwest Corporation	1,312,500	5.6%	1,312,500	—	—

Capital Southwest Venture Corporation	2,774,250	11.8%	2,774,250	—	—

(1)	Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be held by any selling stockholder upon completion of this resale offering.
(2)	This registration statement shall also cover any additional shares of common stock that become issuable in connection with the shares registered for sale in this prospectus because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant’s outstanding shares of common stock.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such common stock from time to time after the date of this prospectus, pursuant to the terms and conditions of a registration rights agreement described in “Material Relationships with the Selling Stockholders – Registration Rights Agreement.” We will not receive any proceeds from the sale of shares of our common stock from time to time by either selling stockholder pursuant to this prospectus. The aggregate proceeds received by the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions.

The selling stockholders may sell their shares of common stock directly to purchasers or through broker-dealers or agents. Under the terms and conditions of the registration rights agreement, we are under no obligation to engage an underwriter to offer or sell the shares of common stock registered under this registration statement. Further, in certain circumstances, the selling stockholders are subject to the resale restrictions contained in the registration rights agreement, as described in “Material Relationships with the Selling Stockholders – Registration Rights Agreement.”

If the selling stockholders engage dealers in the sale of shares, the selling stockholders will sell the shares to the dealers as principals. The dealers may then resell such shares to the public at varying prices to be determined by the dealers at the time of resale. The selling stockholders may also sell shares through agents designated by them from time to time. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment. The selling stockholders may sell any of their shares directly to purchasers. In this case, the selling stockholders may not engage agents in the offer and sale of these shares.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Sales may be effected in transactions, which may involve block transactions or crosses:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on exchanges or quotation services or in the over-the-counter market;

•	through the exercise of purchased or written options; or

•	through any other method permitted under applicable law.

In connection with sales of their common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell short our common stock and deliver their shares to close out short positions, or loan or pledge their shares to broker-dealers who in turn may sell the shares. The aggregate proceeds to the selling stockholders from the sale of shares offered by them will be the purchase price of the shares less discounts and commissions, if any.

The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. The selling stockholders and any broker-dealers or agents that participate in the sale of the shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

We are not aware of any plans, arrangements or understandings between either of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of shares by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares offered by them pursuant to this prospectus supplement. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift shares by other means not described in this prospectus supplement. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than this prospectus.

MATERIAL RELATIONSHIPS WITH THE SELLING STOCKHOLDERS

William R. Thomas III and John H. Wilson are members of our board of directors and are affiliated with the selling stockholders. Mr. Thomas is an officer of Capital Southwest Corporation and has been employed by Capital Southwest Corporation since July 2006. Mr. Thomas also owns greater than 5% of the equity securities of Capital Southwest Corporation. Mr. Wilson has served as a director of Capital Southwest Corporation since 1988. Capital Southwest Venture Corporation is a wholly-owned subsidiary of Capital Southwest Corporation.

Registration Rights Agreement

On February 29, 2012, we entered into a registration rights agreement with the selling stockholders, pursuant to which we agreed to register the offer and sale of 4,086,750 shares of common stock held by the selling stockholders on a registration statement on Form S-3. In exchange for registration of the offer and sale of such shares, the selling stockholders agreed to reimburse us for all costs, fees and expenses incurred by us in connection with such registration, unless the registration statement does not become effective solely due to our actions or omissions and without fault of the selling stockholders. The disinterested members of our board of directors approved us entering into the registration rights agreement.

Under the terms and conditions of the registration rights agreement, we are under no obligation to engage an underwriter to offer or sell the shares of common stock registered under the registration statement or make any public disclosure prior to the date when such information would otherwise be required to be filed with the Commission under the Securities Exchange Act of 1934, as amended.

Notwithstanding the registration of the shares held by the selling stockholders, the selling stockholders agreed that for so long as an employee of Capital Southwest Corporation serves as a member of our board of directors, the selling stockholders will not effect any disposition of the shares registered by the registration statement while the selling stockholders are in possession of material, non-public information concerning us or during the period beginning on the last business day of each of our fiscal quarters and ending at 9:00 a.m. Dallas time on the third full business day following the public release of our earnings results for such quarter. In furtherance of these restrictions, the selling stockholders agreed to request pre-clearance of any disposition of the shares registered by the registration statement from our Chief Financial Officer at least two business days prior to the proposed disposition for the purpose of ensuring that the selling stockholders are not otherwise in possession of material, non-public information concerning us. We are also permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) in the event of certain corporate events affecting us for certain periods.

LEGAL MATTERS

Certain legal matters relating to this offering, including the validity of common stock offered hereby by us and by the selling stockholders will be passed upon for us by Thompson & Knight LLP.

EXPERTS

The consolidated financial statements of Encore Wire Corporation appearing in Encore Wire Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Encore Wire Corporation’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We maintain a website at www.encorewire.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

We have filed with the Commission a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock that the selling stockholders propose to sell in this offering. For further information with respect to our company and the shares of common stock to be sold by the selling stockholders pursuant to this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. We file annual, quarterly and current reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of the registration statement, including the exhibits and schedules to the registration statement, and any of our annual, quarterly and current reports or proxy statements and other information may be examined without charge at the public reference room of the Commission, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Commission at 1-800-SEC-0330. Copies of all or a portion of this registration statement can be obtained from the public reference room of the Commission upon payment of prescribed fees. Our Commission filings, including our registration statement, are also available to you, free of charge, on the Commission’s website at http://www.sec.gov.

As permitted by Commission rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the Commission. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the Commission’s website or at its public reference room.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is deemed to be part of this prospectus from the date we file that document, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the Commission after the date of this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 2, 2012; and

•	The description of our common stock contained in the registration statement on Form 8-A filed on June 4, 1992, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the selling stockholders have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. Neither we nor the selling stockholders have authorized anyone to provide you with any additional information.

The documents incorporated by reference into this prospectus are available from us and upon request. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for such copies should be directed to the following:

Encore Wire Corporation

Attn: Secretary

1329 Millwood Road

McKinney, Texas 75069

(972) 562-9473

Except as expressly provided above, no other information, including information on our web site, is incorporated by reference into this prospectus.

4,086,750 Shares

ENCORE WIRE CORPORATION

Common Stock

PROSPECTUS

March 7, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the common stock being registered hereby. Pursuant to the registration rights agreement we entered into with the selling stockholders, the selling stockholders agreed to reimburse the Company for all costs, fees and expenses incurred by the Company in connection with the registration of the offer and sale of our common stock under this registration statement, unless this registration statement does not become effective solely due to our actions or omissions of the Company and without fault of the selling stockholders. All amounts except the Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$13,479

Accounting Fees and Expenses	10,000

Legal Fees and Expenses	50,000

Miscellaneous	5,000

Total	$78,479

Item 15. Indemnification of Directors and Officers

Our certificate of incorporation, or the Certificate, provides that to the fullest extent permitted by applicable law, none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which such director derived an improper benefit.

Our Third Amended and Restated Bylaws, or the Bylaws, provide that we will indemnify an officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was one of our directors or officers or while one of our directors or officers is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the context of an action by or in the right of us, we will only indemnify an officer or director against expenses (including attorneys’ fees) and will not indemnify an officer or director if such person has been adjudged liable for negligence or misconduct in the performance of such person’s duty to us, unless and only to the extent that a court determines that in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses that the court deems proper.

If any of our directors or officers has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any such claim, issue or matter therein, the Bylaws require us to indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Any such indemnification may be made only as authorized in each specific case upon a determination by the disinterested directors, independent legal counsel or the stockholders that indemnification is proper because the indemnitee has met the applicable standard of conduct.

The Bylaws also provide that we will advance reasonable expenses, including court costs and attorneys’ fees incurred by a person who was, or is, a witness or who was, or is, named as a defendant or respondent in any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such individual is, or was, one of our directors or officers, or while one of our directors or officers, is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, upon our receipt of an undertaking by or on behalf of such officer or director to repay all such amounts paid or reimbursed by us if it should ultimately be determined that such person is not entitled to be indemnified by us. The rights of indemnification and to receive advancement of expenses as provided in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under the Certificate or any agreement, vote of stockholders or disinterested directors or otherwise.

The Bylaws and Section 145 of the General Corporation Code of the State of Delaware further authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would otherwise have the power to indemnify such person.

We have also entered into indemnification agreements with each of its directors and officers, each, an Indemnification Agreement. Under each Indemnification Agreement, we agreed to indemnify each director and officer who was, is or becomes involved in any threatened, pending, or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such director or officer in good faith believes might lead to the foregoing actions, of any nature, as a result of such person’s service to us, against any and all expenses (including attorneys’ fees) and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, or to be a witness in or to participate in connection with such action. Additionally, we agreed to advance any and all expenses actually incurred by such director or officer within ten days after we receive evidence of the incurrence of such expenses.

Item 16. Exhibits

The exhibits required by Item 601 of Regulation S-K, as set forth in the Index to Exhibits accompanying this registration statement on Form S-3 are hereby incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B and relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on March 7, 2012.

ENCORE WIRE CORPORATION

By:	/s/ Daniel L. Jones
Daniel L. Jones
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of the registrant do hereby constitute and appoint Daniel L. Jones and Frank J. Bilban and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable the registrant to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such amendment, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed by the following persons in the capacities and dates indicated.

Signature	Title	Date

/s/ DANIEL L. JONES Daniel L. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2012

/s/ FRANK J. BILBAN Frank J. Bilban	Vice President-Finance, Treasurer, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2012

/s/ DONALD E. COURTNEY Donald E. Courtney	Director	March 7, 2012

/s/ GREGORY J. FISHER Gregory J. Fisher	Director	March 7, 2012

Signature	Title	Date

/s/ WILLIAM R. THOMAS, III William R. Thomas, III	Director	March 7, 2012

/s/ SCOTT D. WEAVER Scott D. Weaver	Director	March 7, 2012

/s/ JOHN H. WILSON John H. Wilson	Director	March 7, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of certificate for Common Stock (filed as Exhibit 1 to our registration statement on Form 8-A filed with the Commission on June 4, 1992 and incorporated herein by reference)

4.2	Registration Rights Agreement dated February 29, 2012 among Encore Wire Corporation, Capital Southwest Corporation and Capital Southwest Venture Corporation (filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2012 and incorporated herein by reference)

5.1	Legal Opinion of Thompson & Knight LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Thompson & Knight LLP (included in Exhibit 5.1 hereto)

24.1	Power of attorney (included in the signature page of this registration statement)